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                           EXHIBIT 23

               CONSENT OF INDEPENDENT ACCOUNTANTS
               __________________________________


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-44312, 33-45651, 33-49775, 33-55851, 33-64193,
and 33-01723) and in the Prospectuses constituting part of the Registration Statements on Form S-8, as amended, (Nos. 33-61167, 33-61181, 33-65065, 33-49267, 33-32659, 33-49419, and 33-63659)
of our report dated January 10, 1996 appearing on Page 40 of the J.P. Morgan & Co. Incorporated Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the references to us under the heading "Experts" in such Prospectuses.





/s/PRICE WATERHOUSE LLP
______________________
Price Waterhouse LLP
New York, New York
March 25, 1996